As filed with the Securities and Exchange Commission on July 15, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 15, 2002

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Item 5.    OTHER EVENTS.

On July 15, 2002, DSP Group, Inc., (the “Company”) and Parthus Technologies plc issued a joint press release, attached and filed herewith as Exhibit 99.1, announcing that the Company received a ruling from the U.S. Internal Revenue Service that the contribution of the Company’s DSP cores licensing business to Ceva, Inc., currently a wholly-owned subsidiary of the Company (“Ceva”), and the subsequent distribution of shares of common stock of Ceva to the Company’s stockholders will be treated as a tax-free transaction for U.S. federal income tax purposes.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

Exhibit No.	Description
99.1	Press Release of DSP Group, Inc. and Parthus Technologies plc, dated July 15, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: July 15, 2002	By:	/s/ MOSHE ZELNIK
Moshe Zelnik Vice President, Finance, Chief Financial Officer and Secretary

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